Exhibit 10.31

SUPERIOR ESSEX INC.
AMENDED AND RESTATED EXECUTIVE BONUS PLAN

TABLE OF CONTENTS

ARTICLE 1	ESTABLISHMENT OF PLAN	1
1.1	Background	1
1.2	Purpose	1
1.3	Effective Date	1
ARTICLE 2	DEFINITIONS	1
2.1	Definitions	1
ARTICLE 3	ADMINISTRATION	4
3.1	Committee	4
3.2	Authority of Committee	4
3.3	Decisions Binding	4
ARTICLE 4	ELIGIBILITY	5
4.1	Designation of Participants	5
4.2	Partial Year Participation	5
4.3	Demotions	5
ARTICLE 5	OPERATION OF THE PLAN	5
5.1	Plan Structure	5
5.2	Establishment of Target Bonuses	5
5.3	Corporate Financial Objectives	6
5.4	Business Unit Financial Objectives	6
5.5	Adjustment to Financial Objectives	6
5.6	Payout Form and Timing	6
5.7	Terminations of Employment	6
ARTICLE 6	AMENDMENT, MODIFICATION AND TERMINATION	7
6.1	Amendment, Modification and Termination	7
6.2	Termination After or During Plan Year	7
ARTICLE 7	GENERAL PROVISIONS	8
7.1	No Right to Participate	8
7.2	No Right to Employment	8
7.3	Withholding	8
7.4	Funding	8
7.5	Expenses	8
7.6	Titles and Headings	8
7.7	Gender and Number	8
7.8	Governing Law	8
7.9	Omnibus Plan Controls	8

i

SUPERIOR ESSEX INC.
AMENDED AND RESTATED EXECUTIVE BONUS PLAN

ARTICLE 1
ESTABLISHMENT OF PLAN

1.1           BACKGROUND.  This Amended and Restated Executive Bonus Plan (the “Executive Bonus Plan” or the “Plan”) is a subplan of the Superior Essex Inc. 2005 Incentive Plan (“Omnibus Plan”), consisting of a program for the grant of annual Performance-Based Cash Awards under Article 9 of the Omnibus Plan.  This Plan has been established and approved, and will be administered by, the Committee pursuant to the terms of the Omnibus Plan, including without limitation, Article 14 thereof.  It is intended that the Performance Bonuses earned under this Plan shall be Qualified Performance-Based Cash Awards with respect to Participants who are Covered Employees, with the intent that the Performance Bonuses will be fully deductible by the Company without regard to the limitations of Code Section 162(m).  The applicable Award limits of Section 5.4 of the Omnibus Plan shall apply with respect to this Plan.  As of the Effective Date, Section 5.4 of the Omnibus Plan provides that the aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Omnibus Plan is $3,000,000.

1.2.          PURPOSE.  The purpose of this Plan is to provide for the payment of a cash bonus to eligible executives of the Company, the payment of which will be based on the achievement of Performance Objectives during a Plan Year.  Business Unit and Corporate Financial Objectives are designed to focus on overall Corporate or Business Unit financial results that drive shareholder value.  Unless otherwise specified by the Committee, the Performance Objectives include Corporate Financial Objectives and Business Unit Financial Objectives (for Business Unit executives).

1.3.          EFFECTIVE DATE.  This Plan was originally adopted in principle by the Committee on February 23, 2005, subject to approval as to form by the Chair of the Committee and to approval by the stockholders of the Omnibus Plan.  This Plan became effective on May 3, 2005, the date the Omnibus Plan was approved by the Company’s stockholders (the “Effective Date”).  This Plan was amended and restated by the Committee on March 29, 2006, to be effective as of the beginning of Plan Year 2006 and on February 15, 2007 to be effective as of the beginning of Plan Year 2007.

ARTICLE 2
DEFINITIONS

2.1.          DEFINITIONS.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Omnibus Plan.  In addition, the following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

Adjusted Business Unit Operating Income.  A non-GAAP financial measure for a Business Unit for a given year, which is Adjusted EBITDA of such Business Unit as reflected in the Company’s year-end earnings release, decreased by depreciation and amortization.  Adjusted Business Unit Operating Income does not reflect the internal allocation of management fees among the consolidated group.

Adjusted EBITDA.  A non-GAAP financial measure for the Company or a Business Unit for a given year, as reflected in the Company’s year-end earnings release, or if Adjusted EBITDA is no longer reported, EBITDA.  Adjusted EBITDA is generally operating income, increased by other income (exclusive of interest income) and reduced by other expense and further adjusted as follows, without duplication and only to the extent such item is included as a component of operating income:

(1)                                  increased by depreciation and amortization,

(2)                                  increased or reduced to eliminate the effects of extraordinary items, within the meaning of GAAP,

(3)                                  increased or reduced to eliminate the effects of accounting changes implemented during the Plan Year,

(4)                                  increased or reduced to eliminate the impact of discontinued operations,

(5)                                  increased or reduced by other charges that are considered to be non-recurring or special items, and

(6)                                  increased or reduced by non-cash gains, losses, income or expenses, such as non-cash compensation expense.

Adjusted EPS.  A non-GAAP financial measure for the Company for a given year, as reflected in the Company’s year-end earnings release, or if Adjusted EPS is no longer reported, EPS.  Adjusted EPS is generally earnings per diluted share of the Company excluding the after-tax impact of special items detailed in the earnings release, without duplication.  Notwithstanding the foregoing, in the event the Company shall issue new shares during a Plan Year, all newly issued shares in such Plan Year shall be disregarded in calculating Adjusted EPS for that Plan Year for purposes of this Plan; provided, however, that the Committee may choose not to disregard some or all of such newly issued shares in the calculation of Adjusted EPS if the effect of including such newly issued shares would be to decrease the amount of Performance Bonuses that otherwise would be payable under this Plan for such Plan Year.

Business Unit.  The principal business segments of the Company during any Plan Year.  Unless otherwise specified by the Committee, the Business Units are (i)

Communications and (ii) Magnet Wire and Distribution and Copper Rod (excluding Essex Nexans Europe SAS).

Business Unit Financial Objectives.  The Business Unit Financial Objectives established by the Committee for a Plan Year, as provided in Article 5.

Consolidated Adjusted EBITDA.  For any Plan Year, Adjusted EBITDA for the Company as a whole (including the results of Essex Nexans Europe SAS).

Corporate Financial Objectives.  The Corporate Financial Objectives established by the Committee for a Plan Year, as provided in Article 5.

EPS.  Earnings per shares of the Company, as reflected in the Company’s year-end earnings release.

Executive Bonus Plan or Plan.  The Superior Essex Inc. Amended and Restated Executive Bonus Plan as set forth in this document together with any subsequent amendments hereto.

GAAP.  Generally accepted accounting principles for U.S. companies.

Performance Bonus.  The bonus payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Objectives, as determined in accordance with Article 5.

Performance Objectives.  Collectively with respect to a Participant, the Corporate Financial Objectives and Business Unit Financial Objectives (if applicable), as provided in Article 5.

Plan Year.  January 1 to December 31 of each year.

Target Bonus.  Has the meaning described in Section 5.2.

Triggering Acquisition.  An acquisition (or combination of acquisitions) in which the acquired entity’s EBITDA (on a proforma basis) for the four quarters completed immediately prior to consummation of the acquisition is equal to one percent (1%) or more of the Adjusted EBITDA for the Company (on a consolidated basis) for the same period.

Triggering Disposition.  The disposition of businesses, product lines or interests that, individually or in the aggregate, represent one percent (1%) or more of the Company’s target Adjusted EBITDA (on a consolidated basis) for the four fiscal quarters completed immediately prior to the consummation of the disposition.

ARTICLE 3
ADMINISTRATION

3.1.          COMMITTEE.  This Plan shall be administered by the Committee.

3.2.          AUTHORITY OF COMMITTEE.  Without limiting its authority under Article 4 of the Omnibus Plan, the Committee has the exclusive power, authority and discretion to:

(a)  Designate Participants for each Plan Year;

(b)  Establish and review Performance Objectives and weightings for different Performance Objectives for each Plan Year;

(c)  Establish Target Bonuses for Participants for each Plan Year;

(d)  Determine whether and to what extent Performance Objectives were achieved for each Plan Year;

(e)  Decrease the Performance Bonus otherwise payable to any Participant resulting from the achievement of financial Performance Objectives in any Plan Year, based on such subjective factors as the Committee shall deem relevant, in accordance with the parameters, if any, set forth in the relevant Schedule (for example, a Schedule permits such reduction by up to X%);

(f)  Increase the Performance Objectives or decrease the Performance Bonus otherwise payable to any Participant resulting from the achievement of financial Performance Objectives in any Plan Year, if the Committee determines that the Performance Objectives would result in payouts that would be disproportionate to the Company’s performance or other extraordinary circumstances merit a reduction in the amounts earned;

(g)  Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan;

(h)  Make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan; and

(i)  Amend this Plan as provided herein.

3.3.          DECISIONS BINDING.  The Committee’s interpretation of this Plan and all decisions and determinations by the Committee with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE 4
ELIGIBILITY

4.1.          DESIGNATION OF PARTICIPANTS.  Exhibit A hereto lists the Executives who are designated as Participants in this Plan.  The Committee, in its discretion, may determine whether other positions may qualify for participation in all or any portion of this Plan for any subsequent Plan Year or change Target Bonuses of existing Participants, subject to the terms of any Employment Agreement with the Participant.  Before March 31 of each Plan Year, the Committee shall approve and substitute a new Exhibit A indicating the Participants and their Target Bonuses for that Plan Year.  The Committee will notify or cause Participants to be notified of their eligibility to participate, and the terms thereof, in writing.

4.2.          PARTIAL YEAR PARTICIPATION.  If a Participant begins employment or is promoted to an eligible position after the beginning of a Plan Year, the Committee, in its discretion, may determine whether such employee may participate in this Plan and if so, the terms of such participation, which will be pro rated based on the number of days such person participated in this Plan during the Plan Year, unless the Committee determines otherwise.  If a Participant takes a leave of absence during the Plan Year for any reason the Participant will receive a pro rata share of a Performance Bonus, if any, for such Plan Year, unless the Committee decides otherwise.

4.3.          DEMOTIONS.  If a Participant is demoted during the Plan Year, the Committee will determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level.  If participation ends, any Performance Bonus earned during the time of participation will be prorated for the Plan Year.

ARTICLE 5
OPERATION OF THE PLAN

5.1.          PLAN STRUCTURE.  Each Participant shall be eligible to receive a Performance Bonus for the Plan Year if the Company meets or exceeds certain Performance Objectives set by the Committee.

5.2.          ESTABLISHMENT OF TARGET BONUSES.  Exhibit A sets forth the percentage of each Participant’s base salary that will be awarded to the Participant if the established Performance Objectives are achieved at the target level (the “Target Bonus”).  Each Participant’s Target Bonus percentage will be communicated in writing to the Participant unless such target is specified in his or her Employment Agreement with the Company.  The actual Performance Bonus to a Participant may be greater or less than his or her Target Bonus, depending on the level of achievement of Performance Objectives, as provided in the relevant Schedule, and depending on whether the Committee exercises its discretion to reduce a resulting Performance Bonus as provided herein or in the relevant Schedule.

5.3.          CORPORATE FINANCIAL OBJECTIVES.  Before March 31 of each Plan Year, the Committee shall approve the Corporate Financial Objectives for the Plan Year for corporate-level Participants, based on any one or more of the Qualified Business Criteria listed in Section 14.2 of the Omnibus Plan, and shall set forth such Corporate Financial Objectives in one or more Schedules attached to this Plan document.  Such Corporate Financial Objectives for the current Plan Year are reflected in Schedule I.  The Schedule provides the formula for determining a Participant’s Performance Bonus based on the level of achievement of Corporate Financial Objectives.

5.4.          BUSINESS UNIT FINANCIAL OBJECTIVES.  Before March 31 of each Plan Year, the Committee shall approve the Corporate Financial Objectives, if any, and Business Unit Financial Objectives for the Plan Year for Business Unit Participants, based on any one or more of the Qualified Business Criteria listed in Section 14.2 of the Omnibus Plan, and shall set forth any such Corporate Financial Objectives and Business Unit Financial Objectives in one or more Schedules attached to this Plan document.  The Corporate Financial Objectives and Business Unit Financial Objectives for the current Plan Year are reflected in Schedule II.  The Schedule provides the formula for determining a Participant’s Performance Bonus based on the level of achievement of Business Unit Financial Objectives and Corporate Financial Objectives.

5.5.          ADJUSTMENT TO FINANCIAL OBJECTIVES  If prior to the end of a Plan Year the Company engages in a Triggering Disposition or a Triggering Acquisition, in each case a “Re-Set Event,” the Corporate Financial Objectives and Business Unit Financial Objectives for the Plan Year shall be adjusted, effective as of the date of the Re-Set Event, (x) to reflect any Triggering Disposition by eliminating from the original Corporate and/or Business Unit Financial Objectives, as applicable, the plan business results relating to the disposed business for the remainder of the Plan Year, and (y) to reflect any Triggering Acquisition, by establishing supplemental Corporate Financial Objectives and/or Business Unit Financial Objectives, as the Committee deems appropriate, with respect to the acquired business, which may be zero.  Notwithstanding the foregoing, the Committee may choose not to make one or more such adjustments if the effect of not making such adjustment would be to decrease the amount of Performance Bonuses that otherwise would be payable under this Plan for such Plan Year.  Nothing in this Section 5.5 will be construed to authorize the Committee to take actions under this Section 5.5 that would preclude the Performance Bonuses from qualifying for the Section 162(m) Exemption (as defined in the Omnibus Plan).

5.6.          PAYOUT FORM AND TIMING.  Subject to Section 5.7 hereof in the case of termination of employment, Performance Bonuses will be paid within thirty (30) days after the Committee determines whether and to what extent Performance Objectives were achieved, but no later than March 15 next following the end of the Plan Year for which the Performance Bonuses, if any, were earned.

5.7.          TERMINATION OF EMPLOYMENT.  In the event of the termination of a Participant’s employment prior to the end of the Plan Year by reason of the Participant’s death, Disability, Retirement, termination by the Company without Cause, or resignation by the Participant for Good Reason, the Participant will be paid a Performance Bonus equal to the pro rata portion of the Target Bonus that would otherwise be payable as if the performance through the date of termination was the performance for the Plan Year, provided that the applicable Performance Objectives are met for the portion of the Plan Year during which the Participant was employed by the Company (for example, if actual performance through the date of termination represented 90% of target Performance Objectives for the Plan Year, the Participant would be entitled to a prorata portion of the corresponding percentage of his or her Target Bonus based on the applicable performance matrix, and if the threshold level of performance was not achieved, no bonus would be paid).  As soon as practicable after the date of termination, the Committee shall make a determination as to the extent to which Performance Objectives had been achieved for the portion of the Plan Year during which the Participant was employed, and the Performance Bonus to the terminated Participant will be paid within thirty days after such determination.  Any amounts paid on behalf of a deceased Participant will be paid to the Participant’s Beneficiary.  For terminations after the end of the Plan Year, but before payout from this Plan, payout will be made as though the termination had not occurred.

ARTICLE 6
AMENDMENT, MODIFICATION AND TERMINATION

6.1.          AMENDMENT, MODIFICATION AND TERMINATION.  The Committee may, at any time and from time to time, amend, modify or terminate this Plan.  The Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, including without limitation Code Section 162(m).

6.2.          TERMINATION AFTER OR DURING PLAN YEAR.  Termination of this Plan after a Plan Year but before Performance Bonuses are paid for that Plan Year will not reduce Participants’ rights to receive Performance Bonuses for the Plan Year.  Termination or amendment of this Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee.  If any amendment or termination occurs during a Plan Year, the Committee shall determine when and to what extent Performance Bonuses, if any, shall be paid for the portion of the Plan Year preceding the amendment or termination, provided that if a Change in Control occurs, no such amendment or termination may adversely affect amounts payable to a Participant without the consent of the Participant.

ARTICLE 7
GENERAL PROVISIONS

7.1.          NO RIGHT TO PARTICIPATE.  No officer or employee shall have any right to be selected to participate in this Plan.

7.2.          NO RIGHT TO EMPLOYMENT.  Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

7.3.          WITHHOLDING.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

7.4.          FUNDING.  Benefits payable under this Plan to a Participant or to a Beneficiary will be paid by the Company from its general assets.  The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan.  The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under this Plan.  Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any Plan benefits.  Consequently, any person entitled to a payment under this Plan will have no rights greater than the rights of any other unsecured creditor of the Company.

7.5.          EXPENSES.  The expenses of administering this Plan shall be borne by the Company and its Subsidiaries.

7.6.          TITLES AND HEADINGS.  The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

7.7.          GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.8.          GOVERNING LAW.  To the extent not governed by federal law, this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

7.9           OMNIBUS PLAN CONTROLS.  This Plan is adopted pursuant to and shall be governed by and construed in accordance with the Omnibus Plan.  In the event of any actual or alleged conflict between the provisions of the Omnibus Plan and the provisions of this Plan, the provisions of the Omnibus Plan shall be controlling and determinative.

The foregoing is hereby acknowledged as being the Superior Essex Inc. Amended and Restated Executive Bonus Plan as adopted by the Committee on February 15, 2007, to be effective as of January 1, 2007.

SUPERIOR ESSEX INC.

/s/ Barbara L. Blackford
Barbara L. Blackford
Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT A

PARTICIPANTS AND TARGET BONUS PERCENTAGES EFFECTIVE JANUARY 1, 2007
UNDER THE AMENDED AND RESTATED EXECUTIVE BONUS PLAN

Name	% of Base Salary Payable at Target Achievement of Performance Objectives
Stephen M. Carter, CEO	100%
David S. Aldridge, CFO	55%
Justin F. Deedy, Jr., EVP and President, Communications Group	55%
H. Patrick Jack, EVP and President, Essex Group	55%
Barbara L. Blackford, EVP, General Counsel and Secretary	55%
Debrah Baker-Oliver, SVP, Administrative Services	40%
Tracye Gilleland, SVP, Controller	40%

A-1

2007 Executive Bonus Plan Model

Schedule I

Corporate Model

(Participants as shown in “Exhibit A, Amended and Restated Executive Bonus Plan”)

Consolidated Adjusted EBITDA Driver				50%
Consolidated Adjusted EBITDA (% Target Achieved versus Plan)	< 79%	79%	82%	86%	90%	95%	100%	105%	110%	115%	120%	125%	> 125%
Consolidated Adjusted EBITDA ($M)*		*	*	*	*	*	*	*	*	*	*	*
% Payout**	0%	20%	35%	50%	75%	90%	100%	120%	140%	160%	180%	200%	200%

Note: When performance falls between two points, interpolation shall occur.

Adjusted EPS Driver			50%
Adjusted EPS*	*	*	*	*	*	*	*	*	*	*	*
% Payout**	0%	20%	50%	85%	95%	100%	120%	140%	160%	180%	200%	200%

Note: When performance falls between two points, interpolation shall occur.

*Targets for specific quantitative measures intentionally deleted for this public filing.

** If either the threshold level of Consolidated Adjusted EBITDA or Adjusted EPS is achieved, an additional bonus (the “Personal Performance Bonus”) will be added to the Performance Bonus in an amount equal to 20% of the total Performance Bonus calculated as provided under the Consolidated Adjusted EBITDA Driver and the Adjusted EPS Driver (“Driver Performance Bonus”); provided that the Committee, in its sole and absolute discretion, based on its assessment of individual performance, may decrease or eliminate such Personal Performance Bonus.  In addition, the amounts to be paid as Driver Performance Bonus, if any, may be reduced by the Committee, in its sole and absolute discretion, by up to 20% based on its assessment of an Executive’s individual performance.  It is contemplated that the Committee will eliminate or reduce the Personal Performance Bonus unless the Committee assesses that special individual performance merits payment of the Personal Performance Bonus.

2007 Executive Bonus Plan Model

Schedule II

Business Unit Model

(Participants as shown in “Exhibit A, Amended and Restated Executive Bonus Plan”)

Communications Div. Adjusted Operating Income (O.I.) Driver					75%
Adjusted O.I. (% Target Achieved versus Plan)	< 83%	83%	87%	92%	96%	100%	120%	128%	135%	143%	150%	> 150%
Adjusted O.I. ($M)*		*	*	*	*	*	*	*	*	*	*
% Payout**	0%	20%	50%	67%	83%	100%	120%	140%	160%	180%	200%	200%

Note: When performance falls between two points, interpolation shall occur.

Essex Div. Adjusted Operating Income (O.I.) Driver					75%
Adjusted O.I. (% Target Achieved versus Plan)	<80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%	> 125%
Adjusted O.I. ($M)*		*	*	*	*	*	*	*	*	*	*
% Payout**	0%	20%	50%	67%	84%	100%	120%	140%	160%	180%	200%	200%

Note: When performance falls between two points, interpolation shall occur.

Consolidated Adjusted EBITDA Driver						25%
Consolidated Adjusted EBITDA (% Target Achieved versus Plan)	<79%	79%	82%	86%	90%	95%	100%	105%	110%	115%	120%	125%	> 125%
Consolidated Adjusted EBITDA ($M)*		*	*	*	*	*	*	*	*	*	*	*
% Payout**	0%	20%	35%	50%	75%	90%	100%	120%	140%	160%	180%	200%	200%

Note: When performance falls between two points, interpolation shall occur.

*Targets for specific quantitative measures intentionally deleted for this public filing.

** If either the threshold level of Adjusted Operating Income or Consolidated Adjusted EBITDA is achieved, an additional bonus (the “Personal Performance Bonus”) will be added to the Performance Bonus in an amount equal to 20% of the total Performance Bonus calculated as provided under the Adjusted Operating Income Driver and the Consolidated Adjusted EBITDA Driver (“Driver Performance Bonus”); provided that the Committee, in its sole and absolute discretion, based on its assessment of individual performance, may decrease or eliminate such Personal Performance Bonus.  In addition, the amounts to be paid as Driver Performance Bonus, if any, may be reduced by the Committee, in its sole and absolute discretion, by up to 20% based on its assessment of an Executive’s individual performance.  It is contemplated that the Committee will eliminate or reduce the Personal Performance Bonus unless the Committee assesses that special individual performance merits payment of the Personal Performance Bonus.